Exhibit 10.1

LOCK-UP AGREEMENT

January 15, 2010

J.P. MORGAN SECURITIES INC.

As Representative of

    the several Underwriters listed in

    Schedule 1 to the Underwriting

    Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Re:	Umpqua Holdings Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into two separate Underwriting Agreements (the “Underwriting Agreements”) on behalf of the several Underwriters named in Schedule 1 to such Underwriting Agreements (the “Underwriters”), with Umpqua Holdings Corporation, an Oregon corporation (the “Company”), providing for the public offering (the “Common Public Offering”) of common stock, of the Company (the “Shares”), and a concurrent public offering (the “Preferred Public Offering”, and together with the Common Public Offering, the “Public Offerings”) of Convertible Preferred Stock (the “Preferred Stock”, and together with the Shares, the “Securities”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements.

In consideration of the Underwriters’ agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without your prior written consent on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Common Public Offering or the Preferred Public Offering, as applicable (each a “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, no par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the aforementioned restrictions on transfers of Common Stock shall not apply to (i) a bona fide gift or gifts, (ii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (iii) transfers upon death by will or intestacy to the undersigned’s immediate family, (iv) the sale pursuant to any contract, instruction or plan in effect on the date hereof that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b-5 Plan”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) the establishment of any 10b5-1 Plan, provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to such 10b5-1 Plan prior to the expiration of the 90-day restricted period, (vi) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust, (vii) distributions to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (viii) dispositions pursuant to a pledge as in effect on the date hereof of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for amounts outstanding on the date hereof in the undersigned’s margin account pursuant to the terms of such account, and (ix) the exercise of stock options or vesting of restricted stock awards pursuant to the Company’s stock incentive plans in effect on the date hereof effected by means of net share settlement (including with respect to the surrender or forfeiture of Common Stock to satisfy tax withholding obligations) or by the delivery of Common Stock held by the undersigned, provided that the transfer restrictions on the undersigned’s Common Stock received by the undersigned with respect to the exercise of such option or vesting of such award shall be subject to the transfer restrictions referenced herein; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clauses (i), (ii), (iii), (vi) or (vii), each donee, transferee or distributee shall agree to be bound in writing by the restrictions set forth herein; and provided further, that, in the case of any gift, disposition, 10b5-1 Plan or distribution pursuant to clauses (i), (ii), (v), (vi) or (vii), no filing by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, 10b5-1 Plan or distribution (other than a filing on a Form 5 made after the expiration of the 90-day restricted period).

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if either Underwriting Agreement does not become effective, or if either Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock or Preferred Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offerings in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: